Exhibits 5.1 and 23.1


                 [WILLIAMS, MULLEN, CLARK & DOBBINS LETTERHEAD]


                                February 10, 2000



The Board of Directors
Hilb, Rogal and Hamilton Company
P.O. Box 1220
Glen Allen, Virginia  23060-1220

         Re:  Hilb, Rogal and Hamilton Company Employee Stock Purchase Plan

Gentlemen:

         This letter is delivered to you in connection with the actions taken and proposed to be taken by Hilb, Rogal and Hamilton Company, a Virginia corporation (the "Company"), with respect to the offer and sale from time to time pursuant to the Hilb, Rogal and Hamilton Company Employee Stock Purchase Plan (the "Plan"), of 250,000 shares of the Company's common stock, without par value (the "Shares"), in accordance with the terms of the Plan. We have reviewed the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Shares under the Securities Act of 1933, as amended.

         In this regard, we have examined such corporate proceedings, records and documents as we have deemed necessary or advisable in connection with the opinions set forth herein.

         Based upon such examination, it is our opinion that the Shares which consititute original issuance securities, when issued pursuant to the Registration Statement and the terms and conditions of the Plan, will be legally issued, fully paid and non-assessable under the current laws of the Commonwealth of Virginia.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm as counsel to the Company in the Registration Statement.

                                       Very truly yours,

                                       Williams Mullen Clark & Dobbins, P.C.


                                       By:    /s/ Robert E. Spicer, Jr.
                                           ------------------------------
                                                Robert E. Spicer, Jr.